Exhibit 19.1

Infosys Limited

Code of Conduct for Prohibition of Insider Trading

I.
BACKGROUND AND OBJECTIVE

Infosys Limited (“Company”) is a public company whose equity shares are listed on National Stock Exchange of India Limited (“NSE”) and BSE Limited (“BSE”) and subject to the rules and regulations issued by the Securities and Exchange Board of India (“SEBI”). Additionally, the Company’s American Depositary Shares (“ADSs”) are listed on the New York Stock Exchange (“NYSE”) and the Company is a “Reporting Company” subject to the rules and regulations of the Securities Act, 1933 and the Securities Exchange Act of 1934, and the Securities and Exchange Commission, (“SEC”) United States of America (“USA/ US”). For avoidance of doubt, ADSs representing Company’s equity shares are also considered as Securities / shares of the Company.

The Board (as defined below) of the Company has adopted this code of conduct to regulate, monitor and report trading by all Insiders (as defined below) including the Designated Persons and Immediate Relatives of Designated Persons as defined in this Code (“Code”) to comply with the SEBI (Prohibition of Insider Trading) Regulations, 2015 (as amended from time to time) (“SEBI Regulations”) and the applicable US securities laws.

This Code shall be applicable to all Insiders of the Company including Designated Persons and Immediate Relatives of Designated Persons as defined in this Code.

The SEBI Regulations prohibit an Insider from Trading (as defined below) in the Securities of a company listed on any stock exchange when in possession of any UPSI (as defined below).

II.
CODE OF CONDUCT

1.
Rules

The rules shall be called ‘Rules for Trading in the Securities of Infosys Limited by an Insider’ (“Rules”). These Rules shall come into force with immediate effect.

2.
Definitions

1)
“Act” shall mean the SEBI Act, 1992 (15 of 1992).

2)
“Audit Committee’” shall mean committee of the Board of the Company constituted pursuant to the provisions of Section 177 of the Companies Act, 2013 read with Regulation 18 of the SEBI (Listing Obligations and Disclosure Requirements) Regulations, 2015. (“SEBI LODR”)

3)
“Board” shall mean the board of Directors of the Company.

4)
“Compliance Officer” means the Company Secretary of the Company, or such other senior officer designated as such and reporting to the Board, or the head of the organization in case the Board is not there, who is financially literate and is capable of appreciating requirements for legal and regulatory compliance under the SEBI Regulations and who shall be responsible for compliance of policies, procedures, maintenance of records, monitoring adherence to the rules for the preservation of UPSI, monitoring of Trades and implementation of the codes specified under the SEBI Regulations under the overall supervision of the Board.

5)
“Connected Person”, includes -

i.
A Director of the Company
ii.
A Key Managerial Personnel of the Company;
iii.
An Officer of the Company;
iv.
Any person who is or has been in a contractual, fiduciary or employment relationship at any time in the six-month period prior to the date of determining whether that person, as a result of such relationship, was, directly or indirectly, allowed access to UPSI or reasonably expected to be allowed access to UPSI;
v.
Any person who is or has been in frequent communication with an Officer of the Company at any time in the six-month period prior to the date of determining whether that person, as a result of such frequent communication, was, directly or indirectly, allowed access to UPSI or reasonably expected to be allowed access to UPSI;
vi.
An employee of the Company who has access to UPSI or is reasonably expected to have access to UPSI; and
vii.
Any person who has a professional or business relationship with the Company, whether temporary or permanent, and that relationship directly or indirectly, allows access to UPSI or is reasonably expected to allow access to UPSI;

Without prejudice to the generality of the foregoing, the persons enumerated below shall be deemed to be Connected Persons unless the contrary is established -

i.
An Immediate Relative of connected persons as specified above in (i) to (vii);
ii.
A holding company, associate company or subsidiary company;
iii.
An intermediary as specified in Section 12 of the Act or an employee or director thereof;
iv.
An investment company, trustee company, asset management company or an employee or director thereof;
v.
An official of a stock exchange or of clearing house or corporation;
vi.
A member of the board of trustees of a mutual fund, a member of the board of directors of the asset management company of a mutual fund or in each case, an employee thereof;
vii.
A member of the board of directors or an employee, of a public financial institution as defined in section 2 (72) of the Companies Act,2013;
viii.
An official or an employee of a self-regulatory organization recognized, or authorized by the SEBI;
ix.
A banker of the Company; and
x.
A concern, firm, trust, Hindu undivided family, company or association of persons wherein a Director of the Company or his Immediate Relative or banker of the Company, has more than ten percent of holding or interest.

6)
“Contra trade” means a Trade or transaction which involves buying or selling Securities of the Company and within six months trading or transacting in an opposite transaction involving sell or buy following the prior transaction.

7)
“Designated Person" shall consist of:
i
Promoters and members of the Promoter Group of the Company.
ii
Directors and Key Managerial Personnel of the Company and its material subsidiaries.
iii
Employees in the Finance and Accounts, Corporate Planning, Legal, Enterprise Risk Management, Corporate Strategy, Investor Relations, Information Security, Data Privacy, Mergers & Acquisitions, Corporate Secretarial, Marketing, Compensation and Benefits and any other departments of the Company and its material subsidiaries, if any, on the basis of their functional role or that have access to UPSI, designated from time to time.
iv
Chief Executive Officer (“CEO”) and employees up to two levels below CEO of the Company and material subsidiaries.
v
Executive Secretaries of Directors, Key Managerial Personnel and Executive Officers of the Company, any other support staff of the company, such as IT staff or secretarial staff who are likely to have access to UPSI.
vi
Any other person designated by the Company on the basis of their functional role and such function would provide access to UPSI.

8)
“Director” shall have the meaning assigned to it under the Companies Act, 2013.

9)
“Generally available information” means information that is accessible to the public on a non- discriminatory basis. For example, information which is published on the website of stock exchange(s) where the Securities of the Company are listed or published by way of a press release by the Company, would ordinarily be considered generally available.

10)
“Immediate Relative” means a spouse of a person, and includes parent, sibling, and child of such person or of the spouse, if they are either dependent financially on such person, or consults such person in taking decisions relating to Trading in Securities.

11)
“Insider” means any person who is:
i.
a Connected Person or
ii.
in possession of or having access to UPSI.

12)
“Key Managerial Personnel” shall have the meaning assigned to it under the Companies Act, 2013.

13)
“Leak of UPSI” shall refer to such act / circumstance(s) by virtue of which an UPSI is made available or becomes available, by any means or mode to any person, association, body, firm, agency, society, entity or to a group thereof, whether registered or otherwise before its official publication or announcement or formal circulation in public domain and which shall also include any purported attempt thereof.

Explanation: It covers the instances where the UPSI has been shared by a person to any person, association, body, firm, agency, society, entity or to a group thereof except in compliance with applicable law.

14)
“Legitimate purpose” shall include sharing of UPSI in the ordinary course of business by an Insider with partners, collaborators, lenders, customers, suppliers, merchant bankers, legal advisors, auditors, insolvency professionals or other advisors or consultants, provided that such sharing has not been carried out to evade or circumvent the prohibitions of these regulations. Annexure 8 provides an illustrative list of “legitimate purposes”.

15)
“Material financial relationship” shall mean a relationship in which one person is a recipient of any kind of payment such as by way of a loan or gift from a Designated Person during the immediately preceding twelve months, equivalent to at least 25% of the annual income of such Designated Person but shall exclude relationships in which the payment is based on arm’s length transactions.

16)
“Officer” shall have the meaning assigned to it under the Companies Act, 2013.

17)
Promoter and Promoter Group:

“Promoter” shall have the meaning assigned to it under the SEBI (Issue of Capital and Disclosure Requirements) Regulations, 2018 or any modification thereof.

“Promoter Group” shall have the meaning assigned to it under the SEBI (Issue of Capitaland Disclosure Requirements) Regulations, 2018 or any modification thereof.

18)
“Securities” shall have the meaning assigned to it under the Securities Contracts (Regulations) Act, 1956 or any modification thereof and includes ADS.

19)
“Trading” or “Trade means and includes subscribing, redeeming, switching, buying, selling, dealing, or agreeing to subscribe, redeem, switch, buy, sell, pledge (including revocation or invocation thereof), deal in the Company’s Securities either directly or through portfolio management services, and “trade” shall be construed accordingly.

20)
“Trading day” means a day on which the recognized stock exchanges are open for trading.

21)
“Unpublished Price Sensitive Information” (“UPSI”) means any information, relating to a

Company or its Securities, directly or indirectly, that is not generally available information which upon becoming generally available, is likely to materially affect the price of the Securities and shall, ordinarily including but not restricted to, information relating to the following:

i.
Financial results, guidance;
ii.
Dividends;
iii.
Change in capital structure;

iv.
Mergers, de-mergers, acquisitions, delisting, disposals and expansion of business and such other transactions;
v.
Changes to the Company’s Board or changes in key managerial personnel (KMP);
vi.
Such other matters that the Company may decide.

Information is ‘non-public’ or ‘unpublished’ until it has been widely disseminated to the public (through, for example, a filing with the NSE, BSE, NYSE or SEC a press conference or a release) or is accessible to the public on a non-discriminatory basis and the public has had a chance to absorb and evaluate it.

Words and expressions used and not defined in these Rules but defined in the Act , the Securities Contracts (Regulation) Act, 1956,the Depositories Act, 1996 or the Companies Act, 2013 and rules and regulations made thereunder shall have the meanings respectively assigned to them in those legislations.

3.
Prohibition on communicating or procuring UPSI

An Insider shall not –

i.
communicate, provide, or allow access to any UPSI, relating to the Company or its Securities, to any person including other Insiders, except to the extent allowed by these Rules or SEBI Regulations; or
ii.
procure from or cause the communication by an Insider of UPSI, relating to the Company or its Securities.

Provided that nothing contained above shall be applicable when an UPSI is communicated, provided, allowed access to or procured:

i.
in furtherance of Legitimate purposes, performance of duties or discharge of legal obligations pursuant to appropriate notice, confidentiality and non-disclosure agreements being executed; or

ii.
in the event the Board directs or causes the public disclosure of UPSI in the best interest of the Company; or

iii.
within a group of persons if such persons have been identified and secluded within a ‘Chinese wall’ or information barrier by the Compliance Officer from the rest of the Company for a particular purpose or for a specified period of time in furtherance of Legitimate purposes, performance of duties or discharge of legal obligations, and are subjected to, among other conditions, additional confidentiality obligations, information barriers designed to prevent exchanges of UPSI outside the ‘Chinese wall’, and the execution of an undertaking by such persons to abstain and / or forego Trading during such seclusion or till the UPSI no longer constitutes UPSI and has become Generally available information. The norms for appropriate ‘Chinese wall’ procedures, and processes for permitting any designated person to “cross the wall” shall be as determined by the Company from time to time.

4.
Prohibition on Insider Trading

1.
An Insider shall not, directly or indirectly, –

i.
Trade in Securities of the Company that are listed or proposed to be listed when in possession of UPSI;
ii.
Trade in Securities of the Company except when the Trading Window is open and the Insider is not in possession of UPSI; and
iii.
provide advise/ tips to any third party on trading in Company’s securities while in possession of UPSI.

2.
An Insider who has ceased to be associated with the Company shall not, for a period of six months from date of such cessation, directly or indirectly Trade in the Company’s Securities while in possession of UPSI.

3.
Trading in Securities of other companies: No Insider may, while in possession of unpublished price sensitive information about any other public company gained in the course of employment with the Company, (a) Trade in the Securities of the other public company, (b) “tip” or disclose such material non-public information concerning that company to anyone, or (c) give trading advice of any kind to anyone concerning the other public company.

4.
No Insider may take positions in derivative transactions in the Securities of the Company at any time.

5.
The restriction in 4 (1) above may not apply to:
(a)
a transaction that is an off-market inter-se transfer between Insiders who were in possession of the same UPSI without being in breach of these Rules and both parties had made a conscious and informed Trade decision;
(b)
a transaction carried out through block deal window mechanism between persons who were in possession of UPSI without being in breach of these Rules and both parties had made a conscious and informed Trade decision;
(c)
a transaction carried out pursuant to statutory or regulatory obligation;
(d)
a transaction undertaken pursuant to the exercise of stock options and the exercise price is pre- determined with applicable regulations; and
(e)
Trades pursuant to a Trading Plan (as defined below) set up in accordance with these Rules and SEBI Regulations.

When a person has Traded in securities while in possession of UPSI, his Trades would be presumed to have been motivated by the knowledge and awareness of such information in his possession.

The exceptions in paragraph 4(5) above reflect the statutory exceptions in Regulation 4(1) of the SEBI Regulations, and nothing above shall preclude the prior approval or other requirements in relation to Trading in Company’s Securities under the Code, as set out herein.

5.
Trading Window
1)
The Compliance Officer shall notify a ‘trading window’ during which the Designated Persons may Trade in the Company’s Securities after securing pre-clearance from the Compliance Officer in accordance with these Rules. The competent authority for pre- clearing the Trade of Compliance Officer shall be the Board.

2)
Designated Persons and their Immediate Relatives shall not Trade in the Company’s Securities when the trading window is closed.

3)
The trading window shall generally be closed for all Designated Persons between the sixteenth day prior to the last day of any financial period for which results are required to be announced by the Company till 48 hours after disclosure of such financial results.

4)
Additionally, the trading window shall be closed in particular for a Designated Person or class of Designated Persons when the Compliance Officer determines that a Designated Person or class of Designated Persons can reasonably be expected to have possession of UPSI, for such periods as determined by the Compliance Officer. Designated Person or class of Designated Persons will receive a notification on such special blackout periods.

5)
The trading window may be re-opened after closure, not earlier than 48 hours after the UPSI in question becomes generally available information or is no longer classified as UPSI.

6)
The trading window restriction shall not apply for below cases;

i.
off-market inter-se transfer between insiders who were in possession of the same UPSI without violating the Code and both parties had made a conscious and informed trade decision.

ii.
transaction carried out through the block deal window mechanism between persons who were in possession of the UPSI without violating the Code and both parties had made a conscious and informed trade decision

iii.
transaction carried out pursuant to a statutory or regulatory obligation to carry out a bona fide transaction.

iv.
Transaction undertaken pursuant to the exercise of stock options in respect of which the exercise price was pre-determined in compliance with applicable regulations.

v.
trades executed as per the Trading Plan set up in accordance with the Code.

vi.
pledge of shares for a bona fide purpose such as raising of funds, subject to pre- clearance by the Compliance Officer.

vii.
transactions undertaken in accordance to respective regulations made by SEBI, such as acquisition by conversion of warrants or debentures, subscribing to rights issue, further public issue, preferential allotment or tendering of shares in a buy-back offer, open offer, delisting offer or transactions which are undertaken through such other mechanism as may be specified by SEBI from time to time.

6.
Pre-clearance of Trading

1)
All Designated Persons who intend to Trade in Securities of the Company (either in their own name or through their Immediate Relatives) i.e. buy or sell Securities during the trading window open period and if the value of the securities likely to be traded, whether in one transaction or a series of transactions over any calendar quarter, aggregates to a Traded value in excess of Rs.5,00,000/- (Rupees Five Lakh Only), should pre-clear the transactions by making an application in the format set out in Annexure 1 to the Compliance Officer indicating the estimated number of units of Securities that the Designated Person or Immediate Relative(s) intends to trade and such other details as specified in the form and also declare that the applicant is not in possession of UPSI as per Annexure 2.
2)
The Compliance Officer shall not approve any proposed Trade by Designated Person if the Compliance Officer determines that such Designated Person is in possession of UPSI even though the trading window is open.
3)
The Compliance Officer may, after being satisfied that the application and undertaking are true and accurate, approve Trading by a Designated Person, on the condition that the Trade so approved shall be executed within seven trading days following the date of approval.
4)
The Board of Directors of the Company shall be the approving authority for the pre- clearance application of Compliance Officer.

5)
The Designated Person shall, within two days of the execution of the Trade, submit the details of such Trade to the Compliance Officer as per Annexure 3. In case the transaction is not undertaken, a report to that effect shall be filed in the said form.

6)
If the pre-cleared Trade is not executed within seven trading days after the approval is given, the Designated Person must secure pre-clearance of the transaction again.

7)
Pre-clearance of Trades shall not be required for a trade executed as per an approved trading plan.

8)
A Designated Person who Trades in securities of the Company without complying with the pre- clearance procedure as envisaged in these Rules or gives false undertakings and/or makes misrepresentations in the undertakings executed by him/her while complying with the pre- clearance procedure shall be subjected to the penalties as envisaged in these Rules.

7.
Additional Trading restrictions on Designated Persons

1)
No Insiders shall enter into derivative transactions in respect of Securities of the Company.

2)
All Designated Persons who trade in Securities of the Company shall not enter into a Contra Trade during the next six months following the prior transaction. In case of any Contra Trade is executed, inadvertently or otherwise, in violation of such a restriction, the profits from such trade shall be liable to be disgorged for remittance to SEBI for credit to the Investor Protection and Education Fund administered by SEBI.

3)
The above restriction on Contra Trade shall not apply in case of exercise / sale of employee stock option plan (“ESOP”) shares provided the Designated Persons do not possess UPSI and the sale is executed when the trading window is open and after obtaining pre-clearance.

8.
Trading Plan

1)
A Designated Person shall be entitled to formulate a Trading Plan that complies with the SEBI Regulations (“Trading Plan”) and present it to the Compliance Officer for approval and public disclosure. The Trading Plan may be executed only after the plan is approved by the Compliance officer and disclosed to the stock exchanges on which the Securities of the Company are listed.

2)
Designated Person shall not exercise any influence over the amount of Securities to be Traded, the price at which they are to be Traded, or the date of the trade. Designated Person may delegate discretionary authority to his/her broker, but in no event Designated Person may consult with the broker regarding executing transactions, or otherwise disclose information to the broker concerning the Company that might influence the execution of transactions, under the Trading Plan after it commences.

The Trading Plan once approved shall be irrevocable and the Designated Person shall mandatorily have to implement the plan, without being entitled to either deviate from it or to execute any trade in the Securities outside the scope of the Trading Plan. However, the implementation of the Trading Plan shall not be commenced, if at the time of formulation of the plan, the Designated Person is in possession of UPSI and the said information has not become generally available information at the time of the commencement of implementation. The commencement of the Trading Plan shall be deferred until such UPSI becomes generally available information.

9.
Penalty for Insider Trading

i.
An Insider who acts in contravention of these Rules shall be liable to have his services or relationship with the Company, as the case may be, terminated.

ii.
Directors, Officers and employees of the Company who violate these rules shall be subject to disciplinary action by the Company, which may include wage freeze, suspension, recovery, clawback etc. and ineligibility for future participation in the Company’s stock option plans or termination.

iii.
The stock exchanges or any other appropriate regulatory authority may also be informed of the violation of this Code / Regulations in such form and such manner as may be specified by SEBI from time to time, so that appropriate action may be taken.

iv.
Any amount collected as penalty under this Code shall be credited to the Investor Protection and Education Fund administered by SEBI.

10.
Disclosure requirements

i.
Initial Disclosure:

a.
Every person, on appointment as a Key Managerial Personnel or a Director of the Company or upon becoming a Promoter or member of the promoter group, shall disclose his / her and Immediate Relatives’ holding of Securities of the Company as on the date of appointment or becoming a Promoter, to the Company within seven days of such appointment or becoming a promoter, as per Form B set out in Annexure 4.

b.
Every Designated Person shall disclose details like Permanent Account Number or any other identifier authorized by law, names of educational institutions from which they have graduated and names of their past employers for the following:

(i) Immediate Relative; (ii) persons with whom such Designated Person(s) shares a material financial relationship; (iii) phone and mobile numbers which are used by them.

ii.
Continual Disclosure:

a.
Every Promoter, member of the Promoter Group, Designated Person and Director of the Company shall disclose the number of Securities acquired or disposed of within two trading days of such transaction if the value of the Securities Traded, whether in one transaction or a series of transactions over any calendar quarter, aggregates to a Traded value in excess of INR 10,00,000 (ten lakh rupees) or such other value prescribed under SEBI Regulations or other applicable law, as per Form C set out in Annexure 5.

b.
Every Designated Person shall disclose names and Permanent Account Number or any other identifier authorized by law of the following persons to the Company on an annual basis and as and when the information changes: (i) Immediate Relative; (ii) persons with whom such Designated Person(s) shares a material financial relationship; (iii) Phone and mobile numbers which are used by them.

c.
Any off-market trade done as per paragraph 5(6)(i) of this Code shall be reported by the Insiders to the company within two working days.

iii.
Disclosures by other Connected Persons.

The Compliance Officer may, require any other Connected Person to disclose the holdings and Trading in securities of the Company as per Form D set out in Annexure 6 at such frequency as he may determine.

11.
Mechanism for prevention of Insider Trading

1)
The CEO, Managing Director (“MD”) or such other analogous person of the Company shall, in consultation with the Compliance Officer, General Counsel and other relevant members of the Company’s senior management, shall put in place and take steps to maintain adequate and effective system of internal controls in place for compliance with SEBI Regulations, including periodic process review to evaluate the effectiveness of such internal controls and other matters stated therein.

2)
The Board shall ensure that the CEO/MD and other members of Company’s senior management referred above have taken steps to comply with requirements of Paragraph 11(1) above.

3)
The Audit Committee shall review compliance the provisions of SEBI Regulations at least once in a financial year and shall verify that the systems for internal control are adequate and are operating effective.

12.
Miscellaneous

i.
The Board shall be empowered to amend, modify, and interpret this Code of Conduct and such Rules and same shall be effective from such date that the Board may notify in this behalf.

ii.
The Compliance Officer shall provide the Audit Committee of the Board, on a quarterly basis, update on compliance under this code, any violations of this Code and other matters as may be directed by the Audit Committee from time to time.

iii.
The Compliance Officer shall maintain (a) an updated list of Designated Persons,and

(b) records of disclosures and pre-clearance applications and undertakings for a period of eight years; and (c) any other information that is required pursuant to SEBI Regulations.

iv.
The Board is required to ensure that a structured digital database is maintained of every person in possession of UPSI (i) containing the nature of UPSI; (ii) names of such persons who have shared the information; (iii) names of such persons with whom information is shared under SEBI Regulations along with the Permanent Account Number or any other identifier authorized by law where Permanent Account Number is not available. Such database shall be maintained internally with adequate internal controls and checks such as time stamping and audit trails to ensure non- tampering of the database.

v.
The Company shall require all Connected Persons to formulate and adhere to a code of conduct to achieve compliance with SEBI Regulations. In case such persons observe that there has been a violation of SEBI Regulations, then they shall inform the Board promptly.

vi.
The Company has adopted the amended Infosys Code on Fair Disclosures and Investor Relations available at www.infosys.com to regulate the Company’s practices and procedures for fair disclosure of UPSI and comply with the SEC’s Regulations.

vii.
Any suspected violation of Leak of UPSI or violation of this Code can be reported under whistle blower policy.

How to Report:

Report your concerns to your manager, Human Resources manager, or the Helpline. The helpline numbers are:

- U.S. Toll Free #: 1-800-236-6618

- U.K. Toll Free #: 0-808-189-1043

- India Toll Free #: 000-800-100-4380

- You can also report at oic@infosys.com

You can also write to whistleblower@infosys.com or to the Chief Compliance Officer at complianceoffice@infosys.com If you have concerns about reaching out to the Chief Compliance Officer, your report may be made to the Audit Committee of the Company’s Board at: Audit.Committee@infosys.com

viii.
Retaliation for reporting suspected violations is strictly prohibited under this Code: Employee who reports any alleged violations of insider trading laws in accordance with the informant mechanism under the Regulations, will be protected against any discharge, termination, demotion, suspension, threats, harassment, directly or indirectly or discrimination.

ix.
Intermediary or fiduciary engaged by the Company shall put in place adequate and effective system of internal controls to ensure compliance with the requirements given in the SEBI Regulations to prevent insider trading.

x.
It is the responsibility of the Connected Person to ensure compliance with this Code.

xi.
The policy and procedure for inquiry in case of Leak of UPSI or suspected Leak of UPSI is enclosed as Annexure-7 and forms integral part of this Code.

The Company shall have a process for how and when persons are brought ‘inside’ on sensitive transactions, and such process may be determined by the Company from time to time. Individuals should be made aware of the duties and responsibilities attached to the receipt of inside information, and the liability that attaches to misuse or unwarranted use of such information.

13.
Limitation, Review and Amendment

In the event of any conflict between the provisions of this Code and of the SEBI Regulations or any other legal requirement (“Applicable Law”), the provisions of Applicable Law shall prevail over this Code. Any subsequent amendment / modification to the Applicable Law shall automatically apply to this Code.

The Board may review and amend this Code from time to time, as may be deemed necessary.

Annexure 1

APPLICATION FOR PRE-TRADING APPROVAL

To,

The Compliance Officer, Infosys Limited.

Pursuant to the SEBI (Prohibition of Insider Trading) Regulations, 2015 and the Company’s Internal Code of Conduct for Prohibition of Insider Trading, I seek approval to purchase / sell / subscribe equity shares/ American depositary shares of the Company as per details given below:

1.	Name of the applicant
2.	Designation
2A	Relationship with the Applicant (Self/Immediate Relative)
3.	Number of securities held as on date
4.	Folio No. / DP ID / Client ID No.
5.	The proposal is for	(a) Purchase of securities (b) Subscription to securities (c) Sale of securities (d) Pledge
6.	Proposed date of trading in securities
7.	Estimated number of securities proposed to be purchased/subscribed/sold/pledge
8.	Current market price (as on date of application)
9.	Whether the proposed transaction will be through stock exchange or off-market trade
10	Folio No. / DP ID / Client ID No. where the securities will be credited / debited

I enclose herewith the undertaking signed by me.

Signature

Name

Date

UNDERTAKING TO BE ACCOMPANIED WITH THE APPLICATION FOR PRE-CLEARANCE

To,

The Compliance Officer, Infosys Limited (“Company”)

I,( ) being a designated person of the company as per the Rules for Trading in the securities of the Company residing at ( ), am desirous of trading in ( ) shares of the Company as mentioned in my application dated ( ) pre-clearance transaction.

I further declare that I am not in possession of any unpublished price sensitive information (“UPSI”) up to the time of signing this undertaking. In the event that I have access to or receive any UPSI after signing of this undertaking but before executing the transaction for which approval is sought, I shall inform the Compliance Officer of the same and shall completely refrain from trading in the securities of the Company until such information becomes public.

I declare that I have not contravened the provisions of the Rules as notified by the Company from time to time.

In the event of this transaction being in violation of the Rules or the applicable laws, (a) I will, unconditionally, release, hold harmless and indemnify to the fullest extent, the Company and its directors and officers, (the ‘indemnified persons’) for all losses, damages, fines, expenses, suffered by the indemnified persons, (b) I will compensate the indemnified persons for all expenses incurred in any investigation, defense, crisis management or public relations activity in relation to this transaction and (c) I authorize the Company to recover from me, the profits arising from this transaction and remit the same to the Securities and Exchange Board of India (“SEBI”) for credit of the Investor Protection and Education Fund administered by the SEBI.

I undertake to submit the necessary report within two days of execution of the transaction

/ a ‘Nil’ report if the transaction is not undertaken.

If approval is granted, I shall execute the trade within seven days of the receipt of approval failing which I shall seek pre-clearance afresh. I declare that I have made full and true disclosure in the matter.

Signature:

Name:

Date:

DISCLOSURE OF TRANSACTIONS

(To be submitted within 2 days of transaction / trading in securities of the Company)

To,

The Compliance Officer, Infosys Limited (“Company”)

I hereby inform that I

i)
have not bought / sold/ subscribed any securities of the Company
ii)
have bought/sold/subscribed to securities as mentioned below on (date) (strike out whichever is not applicable)

Name of holder	No. of securities traded	Bought / sold / subscribed	DP ID / Client ID /Folio No.	Price (Rs.)

I declare that the above information is correct and that no provisions of the Company’s Rules and/or applicable laws/regulations have been contravened for effecting the above said Transactions(s).

Signature:

Name:

Date:

FORM B

SEBI (Prohibition of Insider Trading) Regulations, 2015 [Regulation 7 (1) (b) read with Regulation 6(2) – Disclosure on becoming a director/KMP/Promoter/Member of the promoter group]

Name of the company:

ISIN of the company:

Details of Securities held on appointment of Key Managerial Personnel (KMP) or Director or upon becoming a Promoter or member of the promoter group of a listed company and immediate relatives of such persons and by other such persons as mentioned in Regulation 6(2).

Name, PAN,CIN/DIN Address contact nos.	Category of Person (Promoter or member of promoter group/KMP/Directors/immediate relative to/others etc.)	Date of appointment Director/ KMP Date of becoming Promoter/ member of the promoter group	Securities held at the time of becoming Promoter or member of the promoter group/appointment of Director/KMP		% of Shareholding
			Type of security(For eg: Shares,Warrants, Convertible-debentures etc )	No.

Note: “Securities” shall have the meaning as defined under regulation 2(1)(i) of SEBI (Prohibition of Insider Trading) Regulations, 2015.

Details of Open Interest (OI) in derivatives of the company held on appointment of Key Managerial Personnel (KMP) or Director or upon becoming a Promoter or member of the promoter group of a listed company and immediate relatives of such persons and by other such persons as mentioned in Regulation 6(2).

Open Interest of the Future contracts held at the time of becoming Promoter/member of the promoter group/appointment of Director/KMP			Open Interest of the Option Contracts held at the time of becoming Promoter/member of the promoter group/appointment of Director/KMP
Contract specifications	Number of units (contracts*lot size)	Notional value In Rupee terms	Contract specifications	Number of units (contracts * lot size)	Notional value In Rupee terms

Note: In case of Options, notional value shall be calculated based on premium plus strike price of options

Name & Signature:

Designation:

Date:

Place:

Annexure 5

Form C

SEBI (Prohibition of Insider Trading) Regulations, 2015 [Regulation 7 (2) read with Regulation 6(2) – Continual disclosure]

Name of the company:

ISIN of the company:

Details of change in holding of Securities of Promoter, Employee or Director of a listed company and other such persons as mentioned in Regulation 6(2).

Name,PAN,CIN/DIN & address with contact nos.	Category of Person (Promoters/ KMP Directors/immediate relative to/others etc.)	Securities held prior to acquisition/disposal		Securities acquired/Disposed				Securities held post acquisition/disposal		Date of allotment advice/ acquisition of shares/sale of shares specify		Date of intimation to company	Mode of acquisition / disposal (on market/public/ rights/ preferential offer/off market/ Interse transfer, ESOPs etc.)
		Type of security (For eg:Shares, Warrants, Convertible Debentures etc.)	No. and % of shareholding	Type of security (For eg.Shares, Warrants,Convertible Debentures etc.)	No.	Value	Transaction Type (Buy/ Sale/ Pledge / Revoke/ Invoke)	Type of security (For eg. Shares, Warrants,Convertible Debentures etc.)	No. and % of shareholding	From	To

Note: “Securities” shall have the meaning as defined under regulation 2(1)(i) of SEBI (Prohibition of Insider Trading) Regulations, 2015.

Details of trading in derivatives of the company by Promoter, Employee or Director of a listed company and other such persons as mentioned in Regulation 6(2).

Trading in derivatives (Specify type of contract, Futures or Options etc)						Exchange on which the trade was executed
Type of contract	Contract specifications	Buy		Sell
		Notional Value	Number of units(contracts* lot size)	Notional Value	Number of units (contracts* lot size)

Note: In case of Options, notional value shall be calculated based on Premium plus strike price of options.

Name & Signature:

Designation:

Date:

Place:

Annexure 6

FORM D (Indicative format)

SEBI (Prohibition of Insider Trading) Regulations, 2015 Regulation 7(3) – Transactions by other connected persons as identified by the Company

Details of trading in securities by other connected persons as identified by the company

Name,PAN, CIN/DIN & address with contact nos.of other connected persons as identified by the company	Connection with company	Securities held prior to acquisition/ disposal		Securities acquired/Disposed				Securities held post- acquisition/disposal		Date of allotment advice/ acquisition of shares/ sale of shares specify		Date of intimation to company	Mode of acquisition/ disposal (on market/public/ rights/ Preferential offer /off market/ Inter se transfer, ESOPs etc.)
		Type of security (For eg.– Shares, Warrants, Convertible Debentures etc.)	No and % of shareholding	Type of security (For eg:Shares, Warrants, Convertible Debentures etc.)	No.	Value	Transaction Type (Buy/Sale/Pledge/Revoke/Invoke)	Type of security (For eg:Shares, Warrants,Convertible Debentures etc.)	No.and % of shareholding	From	To

Note: “Securities” shall have the meaning as defined under regulation 2(1)(i) of SEBI (Prohibition of Insider Trading) Regulations, 2015.

Details of trading in derivatives by other connected persons as identified by the company

Trading in derivatives (Specify type of contract, Futures or Options etc)						Exchange on which the trade was executed
Type of Contract	Contract specifications	Buy		Sell
		Notional Value	Number of units* (contracts lot size)	Notional Value	Number of units*(contracts lot size)

Note: In case of Options, notional value shall be calculated based on premium plus strike price of options.

Name & Signature:

Designation:

Date:

Place:

Annexure – 7

POLICY AND PROCEDURE FOR INQUIRY IN CASE OF LEAK OF UNPUBLISHED PRICE SENSITIVE INFORMATION OR SUSPECTED LEAK OF UNPUBLISHED PRICE SENSITIVEINFORMATION

Preamble

This Policy is framed with an aim to implement a structured procedure for investigation in case of leak or suspected leak of UPSI.

Applicability

This policy shall apply to all Insiders and any other persons as assigned by law from time to time.

Process of inquiry in case of leak of UPSI or suspected leak of UPSI

1.
Information (written or oral or electronic) regarding a leak or suspected leak of UPSI may be received by the Company from the following sources:
a.
Internal:
i.
Whistleblower vide the whistleblower process as illustrated in the Infosys Whistleblower Policy;
ii.
Any leak or suspected leak of UPSI detected through the internal controls implemented by the Company.
b.
External: Any entity, including Registrar and Share Transfer Agent, Depository, Stock Exchange, Regional Director, Registrar of Companies, regulatory / statutory authority or any other department of Central or State Government, whether based on the complaint received from a whistleblower or otherwise (above information shall be collectively referred to as “Complaint(s) for the purpose of this Policy”)

2.
The Chief Compliance Officer or the Company Secretary shall report the Complaint to the Audit Committee within a reasonable time from the date of receipt of the Complaint;

The Audit Committee shall review the Complaint and shall discuss with the Chief Compliance Officer and Company Secretary on potential next steps including but not limited to seek additional information to consider an investigation, disclosure requirements to the regulatory authorities, appointment of an investigation panel consisting of internal employees or external agencies. If the Complaint implicates the Chief Compliance Officer and/or Company Secretary, then they shall recuse themselves from the said inquiry process;

3.
If the Audit Committee mandates an investigation, then the identified panel of investigators shall conduct the investigation into the Complaint(s) and present their findings to the Chief Compliance Officer. The executive summary of the investigation shall be reported to the Audit Committee by the Chief Compliance Officer;

4.
Based on the update provided by the Chief Compliance Officer, the Audit Committee shall put forward its recommendation to the Board.The Board, on receipt of such recommendation and after due review/deliberations, shall decide on the next steps;

5.
The Board shall have the power to amend any of the provisions of this Policy, substitute any of the provisions with a new provision and also replace this Policy entirely with a new Policy;

6.
Words and expressions used and not defined in this Policy but defined in the Securities and Exchange Board of India Act, 1992, the Securities Contracts (Regulation) Act, 1956, the Depositories Act, 1996 or the Companies Act, 2013 and rules and regulations made thereunder shall have the meanings respectively assigned to them in those legislation.

Annexure – 8

ILLUSTRATIVE LIST OF LEGITIMATE PURPOSE

In following cases, the sharing of UPSI would be considered as having been shared for a Legitimate Purpose:

(a)
Under any proceedings or pursuant to any order of courts or tribunals;

Example: National Company Law Tribunal, National Company Law Appellate Tribunal, Quasi-judicial authority, Other Appellate Tribunals, Arbitration Proceedings, etc.

(b)
For investigation or inquiry or review (internal or external) or request for information by statutory or governmental authorities or any other administrative body recognized by law;

Example: Any call for information or query received from Ministry of Corporate Affairs, Income Tax Authority, SEBI, Stock exchanges, Reserve Bank of India, Sectoral Regulatory Body, etc.

(c)
In compliance with applicable laws, regulations, rules and requirements;

Example: Company Law, Securities Law, Income Tax Law, Banking Law, etc.

(d)
Arising out of any contractual obligations entered by the Company set forth in any contract, agreement, arrangement, settlement, understanding or undertaking;

(e)
Sharing the information with intermediaries and fiduciaries such as auditors, merchant bankers, management consultants, partners, collaborators or other advisors or consultants;

(f)
For the purpose of legal, financial or any other professional advice to be obtained or for accounting or audit or for defense to be prepared for litigation or dispute resolution;

(g)
For transactions that would entail an obligation to make an open offer under the Securities and Exchange Board of India (Substantial Acquisition of Shares and Takeovers) Regulations, 2011 (‘Takeover Regulations’) where the board of directors of the company is of opinion that sharing of such information is in the best interests of the company.

(h)
For a transaction that does not attract the obligation to make an open offer under the takeover regulations but where the board of directors of the company is of opinion that sharing of such information is in the best interests of the company.

The transaction referred to above may include acquisitions, merger, amalgamations or any other corporate restructuring, seeking advice in relation to legal aspects involved in such transactions including carrying due diligence of Target/ Merging Companies or seeking advice on commercial aspects including structuring or valuation of such transactions;

The information that constitutes UPSI needs to be made Generally available information at least two trading days prior to the proposed transaction being effected in such form as it is adequate and fair to cover all relevant and material facts.

(i)
Sharing financial information for preparation of consolidated financial statements of holding company;

(j)
Sharing information with statutory auditors, secretarial auditors, internal auditors or cost auditors in the course of performance of their duties or otherwise while obtaining any certificate, comfort or confirmation required from them, including for placing any transaction for approval before the Board;

(k)
For all those activities done by the Company in furtherance of its objects as listed in its memorandum of association.